UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2014

CROSSROADS SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15331	74-2846643
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11000 North Mo-Pac Expressway

Austin, Texas 78759
(Address of principal executive offices)

(512) 349-0300
Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 8, 2014, The NASDAQ Stock Market LLC (“Nasdaq”) notified Crossroads Systems, Inc. (the “Company”) that the Company had regained compliance with Listing Rule 5550(b)(1), which requires companies listed on The NASDAQ Capital Market to maintain stockholders’ equity of at least $2.5 million. As a result, the Company’s pending hearing before the Nasdaq Listing Qualifications Panel has been deemed moot and cancelled. Nasdaq has determined that the Company has regained compliance with all applicable listing standards to maintain the listing of its common stock on The NASDAQ Capital Market.

On April 8, 2014 the Company issued a press release announcing Nasdaq’s determination that the Company has regained compliance and the Company’s common stock will continue to be listed on The NASDAQ Capital Market. A copy of the press release is filed as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release, dated April 8, 2014, issued by Crossroads Systems, Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSROADS SYSTEMS, INC.

Date: April 8, 2014	By:	/s/ Jennifer Crane
Name: Jennifer Crane
Title: Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated April 8, 2014, issued by Crossroads Systems, Inc.